UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

QUINTILES IMS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd.

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 6, 2017, Quintiles IMS Holdings, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders. As of February 15, 2017, the record date for the meeting, there were 235,874,761 shares of common stock outstanding and entitled to vote on all matters. At the meeting, stockholders voted on the following items:

Proposal No. 1 –The following nominees were elected by majority vote to serve on the Board of Directors as Class I directors:

	For	Withhold	Broker Non-Vote
Jonathan J. Coslet	210,919,958	10,263,291	5,304,231
Michael J. Evanisko	217,209,552	3,973,697	5,304,231
Dennis B. Gillings, CBE	208,866,502	12,316,747	5,304,231
Ronald A. Rittenmeyer	215,746,249	5,437,000	5,304,231

Proposal No. 2 – An advisory vote on executive compensation was approved.

For	Against	Abstain	Broker Non-Vote
185,663,844	25,059,035	10,460,370	5,304,231

Proposal No. 3 –An advisory vote on the frequency of advisory votes on the compensation of the Company’s named executive officers every three years was approved.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
106,087,600	118,983	114,905,222	71,444	5,304,231

Proposal No. 4 –The proposal for the adoption of the Quintiles IMS Holdings, Inc. 2017 Stock and Incentive Award Plan was approved.

For	Against	Abstain	Broker Non-Vote
217,040,480	4,057,118	85,651	5,304,231

Proposal No. 5 –The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified.

For	Against	Abstain	Broker Non-Vote
225,550,513	860,814	76,153	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2017	QUINTILES IMS HOLDINGS, INC.

	By:	/s/ James H. Erlinger III
James H. Erlinger III Executive Vice President, General Counsel and Secretary